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                                                                    EXHIBIT 23.3


                      [LETTERHEAD OF LATHAM & WATKINS LLP]





July 23, 2007


E-House (China) Holdings Limited
17/F, Merchandise Harvest Building (East)
No. 333 North Chengdu Road
Shanghai 200041
People's Republic of China


Ladies and Gentlemen:

     We hereby consent to the use of our name under the captions "Taxation" and "Legal Matters" in the prospectus included in the Amendment No. 1 to Registration Statement (Registration No. 333-144451) on Form F-1 filed by E-House (China) Holdings Limited on July 23, 2007, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.



                                                      Sincerely yours,


                                                      /s/ Latham & Watkins LLP
                                                      Latham & Watkins LLP